Amendment No. 7 to
Amended and Restated Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin/Templeton Distributors, Inc.
Pruco Life Insurance Company
Pruco Life Insurance Company of New Jersey
Pruco Securities LLC
The Prudential Insurance Company of America
Prudential Investment Management Services LLC
Prudential Annuities Distributors, Inc.

Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin/Templeton Distributors, Inc. (the “Underwriter,” and together with the Trust, “we” or “us”), Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey and The Prudential Insurance Company of America, and Prudential Investment Management Services LLC, Prudential Annuities Distributors, Inc. and Pruco Securities LLC, your distributors (collectively, the “Company”, “you” or “your”), on your behalf and on behalf of certain Accounts, (individually a “Party”, collectively, the “Parties”) have previously entered into an Amended and Restated Participation Agreement dated February 1, 2007, and subsequently amended June 5, 2007, May 1, 2008, December 21, 2012, May 1, 2013, November 8, 2013 and August 1, 2014 (the “Agreement”).  The Parties now desire to amend the Agreement by this amendment (the “Amendment”).  Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

A M E N D M E N T

For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.	Schedules B and C of the Agreement are hereby deleted and replaced in their entirety with the Schedules B and C attached hereto, respectively.

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment as of October 20, 2016.

The Trust: Only on behalf of each Portfolio listed on Schedule C of the Agreement.	Franklin Templeton Variable Insurance Products Trust By: /s/ Karen L. Skidmore Name: Karen L. Skidmore Title: Vice President
The Underwriter:	Franklin/Templeton Distributors, Inc.
By: /s/ Thomas Regner
Name: Thomas Regner Title: Executive Vice President

The Company:
Pruco Life Insurance Company	Pruco Life Insurance Company of New Jersey
By: /s/ Greg Steffe Name: Greg Steffe Title: VP Project Management	By: /s/ Greg Steffe Name: Greg Steffe Title: VP Project Management

The Prudential Insurance Company of America
By: /s/ Greg Steffe Name: Greg Steffe Title: VP Project Management
The Distributor:
Pruco Securities LLC	Prudential Investment Management Services LLC
By: /s/ John G. Gordon Name: John G. Gordon Title: President	By: /s/ Timothy S. Cronin Name: Timothy S.Cronin Title: Senior Vice President

Prudential Annuities Distributors, Inc.
By: /s/ Rodney Allain Name: Rodney Allain Title: Vice President

Pruco Amd 7 to FPA 2016-10-20.docx

Schedule B

Accounts of the Company

Name of Company Name of Account	SEC Registration Yes/No
The Pruco Life Insurance Company
Pruco Life Flexible Premium Variable Annuity Account	Yes
Pruco Life Variable Contract Account M	No
Pruco Life Variable Contract Account M-2	No
Pruco Life Variable Universal Account	Yes
Pruco Life Variable Appreciable Account	Yes

The Pruco Life Insurance Company of New Jersey
Pruco Life of New Jersey Flexible Premium Variable Annuity Account	Yes
Pruco Life of New Jersey Variable Appreciable Account	Yes
Pruco Life Variable Contract Account M	No
Pruco Life Variable Contract Account M-2	No

The Prudential Insurance Company of America
Prudential Discovery Premier Group Variable Contract Account	Yes
Prudential Variable Contract Account GI-2	Yes
Prudential Variable Contract Account GI-6	No
Prudential Variable Appreciable Account	Yes

Schedule C

Available Portfolios and Classes of Shares of the Trust

1.	Franklin Income Securities Fund – Class 2
2.	Franklin Large Cap Value Securities Fund – Class 2
3.	Franklin Small Cap Value Securities Fund – Class 2
4.	Franklin Small-Mid Cap Growth Fund – Class 1 and 2
5.	Franklin Strategic Income Securities Fund – Class 2
6.	Franklin Templeton VIP Founding Funds Allocation Fund – Class 4
7.	Mutual Global Discovery Securities Fund – Class 2
8.	Mutual Shares Securities Fund – Class 2
9.	Templeton Developing Markets Securities Fund – Class 2
10.	Templeton Foreign Securities Fund – Class 1 and 2
11.	Templeton Global Bond Securities Fund – Class 2
12.	Templeton Growth Securities Fund – Class 2